Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact name of obligor as specified in its charter)

Georgia	37-1490331
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
See Table Of Guarantor Obligors Listed On Following Pages

TABLE OF GUARANTOR OBLIGORS

State or Other Jurisdiction
Exact Name of Registrant as Specified in its	of Incorporation or	I.R.S. Employer
Charter	Organization	Identification No.
AdminiSource Communications, Inc.	Texas	16-1744317
Advanced Financial Solutions, Inc.	Oklahoma	73-1406986
Analytic Research Technologies, Inc.	Minnesota	41-1937887
Asset Exchange, Inc.	Delaware	93-1265708
ATM Management Services, Inc.	Minnesota	41-1923485
Aurum Technology, LLC	Delaware	71-0405375
BenSoft, Incorporated	California	33-0664946
Card Brazil Holdings, Inc.	Georgia	58-2607385
Certegy Check Services, Inc.	Delaware	95-3582355
Certegy Payment Recovery Services, Inc.	Georgia	58-2595258
Chex Systems, Inc.	Minnesota	26-2926513
ChexSystems Collection Agency, Inc.	Minnesota	75-1608698
ClearCommerce Corporation	Delaware	41-1897932
Delmarva Bank Data Processing Center, LLC	Delaware	38-3700278
Deposit Payment Protection Services, Inc.	Delaware	91-1129953
EFD Asia, Inc.	Minnesota	41-1887499
eFunds Corporation	Delaware	39-1506286
eFunds Global Holdings Corporation	Minnesota	41-1936361
eFunds IT Solutions Group, Inc.	Delaware	41-1877535
Endpoint Exchange LLC	Oklahoma	73-1406986
Fidelity Information Services International Holdings, Inc.	Delaware	71-0793217
Fidelity Information Services International, Ltd.	Delaware	71-0775319
Fidelity Information Services, Inc.	Arkansas	71-0405375
Fidelity International Resource Management, Inc.	Delaware	71-0708817
Fidelity National Asia Pacific Holdings, LLC	Georgia	58-2119523
Fidelity National Card Services, Inc.	Florida	59-1521546
Fidelity National E-Banking Services, Inc.	Georgia	58-1921188
Fidelity National First Bankcard Systems, Inc.	Georgia	58-1686198
Fidelity National Global Card Services, Inc.	Florida	58-2652375
Fidelity National Information Services, LLC	Delaware	37-1490331
Fidelity National Information Solutions, Inc.	Delaware	41-1293754
Fidelity National Payment Services, Inc.	Delaware	95-2135728
Fidelity National Transaction Services, Inc.	Georgia	02-0594307
Fidelity Outsourcing Services, Inc.	Delaware	23-2994297
FIS Capital, LLC	California	73-1667263
FIS Capital Leasing, Inc.	Delaware	16-1770554
FIS Core Processing Services, LLC	Delaware	71-0405375

State or Other Jurisdiction
Exact Name of Registrant as Specified in its	of Incorporation or	I.R.S. Employer
Charter	Organization	Identification No.
FIS Item Processing Services, LLC	Delaware	71-0405375
FIS Management Services, LLC	Delaware	43-2054614
FIS Output Solutions, LLC	Georgia	58-2653381
GHR Systems, Inc.	Pennsylvania	23-2691072
InterCept, Inc.	Georgia	58-2237359
Kirchman Company LLC	Delaware	41-2156399
Kirchman Corporation	Wisconsin	38-3700278
Link2Gov Corp.	Tennessee	62-1868563
MBI Benefits, Inc.	Michigan	38-3261866
Metavante Acquisition Company II LLC	Delaware	20-4152165
Metavante Corporation	Wisconsin	39-1165550
Metavante Holdings, LLC	Delaware	37-1490331
Metavante Operations Resources Corporation	Delaware	20-4159482
Metavante Payment Services AZ Corporation	Arizona	20-8857737
Metavante Payment Services, LLC	Delaware	39-1165550
Never Compromise, LLC	Delaware	Foreign
NYCE Payments Network, LLC	Delaware	39-1165550
Payment South America Holdings, Inc.	Georgia	58-2607381
Penley, Inc.	Georgia	01-0596996
Prime Associates, Inc.	Delaware	11-2633848
Sanchez Computer Associates, LLC	Delaware	71-0405375
Sanchez Software, Ltd.	Delaware	51-0286300
Second Foundation, Inc.	California	77-0454000
TREEV LLC	Nevada	73-1406986
Valutec Card Solutions, LLC	Delaware	38-3750784
VECTORsgi, Inc.	Delaware	75-1866668
Vicor, Inc.	Nevada	88-0293731
WCS Administrative Services, Inc.	Florida	20-0322428
WildCard Systems, Inc.	Florida	65-0556600

*	All guarantor obligors have the following principal executive office:
c/o Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Telephone: (904) 854-5000

7.625% Senior Notes due 2017, Guarantees of the 7.625% Senior Notes due 2017,
7.875% Senior Notes due 2020 and Guarantees of the 7.875% Senior Notes due 2020
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 25th day of October, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: Name:	/s/ Kristin Haskins Kristin Haskins
Title:	Associate

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,097
Interest-bearing balances	1,319
Securities:
Held-to-maturity securities	12
Available-for-sale securities	647,932
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	112,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,065
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	230,506
Other assets	161,731

Total assets	$2,022,976

1

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	559
Noninterest-bearing	559
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	216,295
Total liabilities	485,545
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	412,936
Accumulated other comprehensive income	1,975
Other equity capital components	0
Not available
Total bank equity capital	1,537,431
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,537,431

Total liabilities and equity capital	2,022,976

      I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz       )       Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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